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                                                               EXHIBIT 6(a)(4)


                                AMENDMENT NO. 1
                         MASTER DISTRIBUTION AGREEMENT

         The Master Distribution Agreement (the "Agreement"), dated February 28, 1997, by and between AIM Tax-Exempt Funds, Inc., a Maryland corporation and AIM Distributors, Inc., a Delaware Corporation shall hereby be amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "APPENDIX A
                                       TO
                         MASTER DISTRIBUTION AGREEMENT
                                       OF
                           AIM TAX-EXEMPT FUNDS, INC.

Class A Shares

AIM Tax-Exempt Cash Fund
AIM Tax-Exempt Bond Fund of Connecticut
Intermediate Portfolio
         AIM Tax-Free Intermediate Shares"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: August 4, 1997

                                              AIM TAX-EXEMPT FUNDS,  INC.


Attest: /s/ P. MICHELLE GRACE                      By: /s/ ROBERT H. GRAHAM
       ------------------------------------           -------------------------
        Assistant Secretary                           Robert H. Graham
                                                      President

(SEAL)


                                              A I M DISTRIBUTORS, INC.


Attest: /s/ STEPHEN I. WINER                       By: /s/ MICHAEL J. CEMO
       ------------------------------------           -------------------------
        Assistant Secretary                           Michael J. Cemo
                                                      President

(SEAL)